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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Lifecore Biomedical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFECORE BIOMEDICAL, INC.
3515 Lyman Boulevard
Chaska, Minnesota 55318

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
November 17, 2005

     Notice is hereby given that the Annual Meeting of Shareholders of Lifecore Biomedical, Inc. (the “Company”), will be held at Windows On Minnesota operated by the Marquette Hotel, 80th South 8th Street, 50th floor of the IDS Tower, Minneapolis, Minnesota 55402 on Thursday, November 17, 2005 at 3:30 p.m., local time, for the following purposes:
1.	To elect four directors for three-year terms; provided that, if Proposal 2 is adopted, such directors will be elected for one-year terms.

2.	To approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation and Amended Bylaws to eliminate the classified Board structure.

3.	To ratify the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the current fiscal year ending June 30, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     The Board of Directors has fixed the close of business on October 14, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,
/s/ Dennis J. Allingham

Dennis J. Allingham President, CEO and Secretary

Dated:	October 19, 2005
Minneapolis, Minnesota
To assure your representation at the meeting, please sign, date and return the enclosed proxy card whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

PROXY STATEMENT

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 17, 2005
     The Board of Directors of Lifecore Biomedical, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:30 p.m. on November 17, 2005, and at any adjournment thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of their nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company has retained Advantage Proxy to assist in the solicitation of proxies, and has agreed to pay such firm approximately $5,200, plus reasonable expenses incurred, for its services. The Company’s principal offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318. The mailing of this Proxy Statement to shareholders of the Company was commenced on or about October 19, 2005.
     Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted as indicated in such proxy. If no direction is made, the proxy will be voted for the election of the nominees for director and for the other proposals set forth in this Proxy Statement.
     The total number of shares of stock outstanding and entitled to vote at the meeting as of October 14, 2005 consisted of 13,135,412 shares of $.01 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. Only shareholders of record at the close of business on October 14, 2005 will be entitled to vote at the meeting. The presence in person or by proxy of holders of thirty-three and one-third percent (33-1/3%) of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.
     Each item of business properly presented at a meeting of the Company’s shareholders (other than amendments to the Company’s Articles of Incorporation and certain other matters) generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will be used to determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The proposal to amend the Company’s Amended and Restated Articles of Incorporation must be approved by the affirmative vote of the holders of at least two-thirds of the voting power of the shares outstanding and entitled to vote on that item of business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents information provided to the Company as to the beneficial ownership of the Company’s common stock as of August 28, 2005 by (i) all persons known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all officers and directors as a group.

	Amount Beneficially		Percent of
Name and Address of Beneficial Owner	Owned (1)(2)(3)		Class
The Vertical Group, L.P.
25 DeForest Avenue
Summit, NJ 07901	1,171,600	(4)	9.0%

Dennis J. Allingham	374,350		2.8%
Orwin L. Carter, Ph.D.	99,400		*
Andre P. Decarie	98,333		*
Joan L. Gardner	101,034	(5)	*
Thomas H. Garrett	98,000		*
Luther T. Griffith	—		*
Larry D. Hiebert	76,300		*
David M. Noel	51,750		*
Richard W. Perkins	172,500	(6)	1.3%
John E. Runnells	31,800		*
Kipling Thacker, Ph.D.	80,049		*
Directors/Officers as a group (11 persons)	1,183,516	(7)	8.4%
* Less than 1%

(1)	Unless otherwise indicated, ownership is direct and the beneficial owner has full voting and investment power.

(2)	Includes the following shares subject to options which are or will become exercisable within 60 days of August 28, 2005: Mr. Allingham, 352,750 shares; Dr. Carter, 82,000 shares; Mr. Decarie, 95,000 shares; Ms. Gardner, 92,034 shares; Mr. Garrett, 88,000 shares; Mr. Hiebert, 66,300 shares; Mr. Noel, 41,750 shares; Mr. Perkins, 111,000 shares; Mr. Runnells, 30,000 shares and Dr. Thacker, 53,050 shares.

(3)	Includes the following shares of restricted stock subject to future vesting conditions: Mr. Allingham, 13,334 shares; Mr. Hiebert, 6,667 shares; Mr. Noel, 6,667 shares and Dr. Thacker, 6,667 shares.

(4)	Based upon information supplied by The Vertical Group, L.P. as of September 2, 2005.

(5)	Includes 5,000 shares held by a partnership in which Ms. Gardner is a partner.

(6)	Includes 55,500 shares held by various trusts of which Mr. Perkins is the sole trustee and 6,000 shares held by a foundation created by Mr. Perkins.

(7)	Includes 916,884 shares which certain directors and officers have the right to purchase pursuant to stock options which are or will become exercisable within 60 days of August 28, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on the Company’s review of the copies of these reports received by the Company and written representations from the Company’s directors and executive officers, the Company believes that its executive officers and directors complied with all Section 16(a) filing requirements for the fiscal year ended June 30, 2005, except that Mr. Perkins filed a late Form 4 reporting an option grant.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Pursuant to the Company’s Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote. Presently, there is one director in the first class, two directors in the second class and four directors in the third class. At the Annual Meeting, the terms of our Class III directors will expire. Mr. Dennis J. Allingham, Ms. Joan L. Gardner, Mr. Thomas H. Garrett, and Mr. John E. Runnells, our current Class III directors, have been nominated for re-election to the Board of Directors at the Annual Meeting, and each has consented to being named as a nominee. If Proposal 2 to amend the Company’s Amended and Restated Certificate of Incorporation and Amended Bylaws to eliminate the classified Board structure is approved by the requisite vote of shareholders, then the terms of all directors, including those elected at the Annual Meeting, will end at the 2006 Annual Meeting of Shareholders. Thereafter, all directors will be elected for one-year terms.
     The election of the nominee requires the approval of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting. It is intended that proxies will be voted for the nominees. The Company believes that each of the nominees will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as management may propose.
     The Board of Directors recommends that the shareholders vote “FOR” the election of the four nominated directors, and the enclosed proxy will be so voted unless a contrary vote is indicated.

     The director nominee and the directors whose terms of office will continue after the Annual Meeting have provided the following information about themselves.

Name and Principal Occupation	Age	Director Since	Term Expires
Dennis J. Allingham (Class III)
Mr. Allingham was appointed President, Chief Executive Officer and Secretary and to the Board of Directors in February 2004. Mr. Allingham previously served as Executive Vice President of the Company since November 1997. He served as Chief Financial Officer of the Company from January 1996 to March 2004. Mr. Allingham has also been General Manager of the Hyaluronan Division since November 1996 and General Manager of the Oral Restorative Division since November 1997.	55	2004	2005

Joan L. Gardner (Class III)
Ms. Gardner has had a career in community service. Ms. Gardner is currently a trustee of Hamline University in St. Paul, Minnesota and board member of the FR Bigelow Foundation. She formerly chaired the Boards of Trustees of the Biomedical Research Institute and The Children’s Hospital, Incorporated, served on the board of the National Association of Children’s Hospitals and Related Institutes and chaired its Education Council and recently retired from the board of Children’s Hospitals and Clinic where she chaired the Quality Committee. Ms. Gardner currently serves on the Compensation Committee.
	59	1992	2005

Thomas H. Garrett (Class III)
Mr. Garrett has been a business consultant since July 1996. Prior to July 1996, Mr. Garrett was a partner at the law firm of Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota and served as its Managing Partner from 1993 through 1995. Mr. Garrett is also a director of St. Jude Medical, Inc. He currently serves as Chairman of the Compensation Committee.	60	1996	2005

John E. Runnells (Class III)
Mr. Runnells has been a Managing Director of The Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1992. Prior to that time, he was a co-founder (in 1984) and Managing Director of Paddington Partners, an investment firm that merged with The Vertical Group, Inc. in 1992. He currently serves on the board of directors of Axya Medical, Inc., Incumed Inc., Dynamic Implants, Inc., Orbital Fixation, Inc., Spondylogix, Inc. and SPMR, Inc., all privately held companies. He currently serves as the Lead Director and Chairman of the Governance and Nominating Committee.
	60	2002	2005

Name and Principal Occupation	Age	Director Since	Term Expires
Orwin L. Carter, Ph.D. (Class I)
Dr. Carter is a self-employed business consultant. From April 1996 to May 1999, he was Vice President of Finance and Administration at Hamline University. Dr. Carter is a director of Theragenics Corporation. He currently serves on the Audit Committee and the Governance and Nominating Committee.	63	1989	2006

Luther T. Griffith (Class I)
Mr. Griffith is the Chairman and majority shareholder of Care Technologies, Inc., a manufacturer of wireless monitoring and locating systems targeted to assisted living and retirement communities, since 1995. Mr. Griffith is also President of Griffith Resources, Inc., which provides consulting and capital resources to small businesses in the process of change, since 1994. Mr. Griffith is also an “Angel Investor” in various early stage companies. From 1978 through 1994, Mr. Griffith served in numerous management capacities for Alexander & Alexander Services, Inc. He currently serves as the Chairman of the Audit Committee and serves on the Governance and Nominating Committee.
	52	2004	2006

Richard W. Perkins (Class II)
Mr. Perkins is President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, where he has held those positions since January 1985. Mr. Perkins is a director of the following public companies: Synovis Life Technologies, Inc., CNS, Inc., PW Eagle, Inc., iNTELEFILM Corp., Nortech Systems, Inc., Two Way TV (US), Inc., Teledigital, Inc. and Vital Images, Inc. He currently serves on the Audit Committee and the Compensation Committee.	74	1983	2007
CORPORATE GOVERNANCE
Board Independence
     The Board of Directors has determined that each of the Company’s directors is independent under the Nasdaq listing standards, except for Dennis J. Allingham, who serves as the Company’s President, Chief Executive Officer and Secretary. Each of the Company’s Audit, Compensation and Nominating and Corporate Governance committees is composed only of independent directors. In making the independence determinations, the Board of Directors reviewed all of the directors’ relationships with the Company based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with the Company and the Company’s management.

Board Meetings and Committees
     The Board of Directors conducts its business through meetings of the Board and three standing committees: Audit, Compensation, and Governance and Nominating. Except for Mr. Griffith, each committee member identified below has served on the indicated committee since the 2004 Annual Meeting of Shareholders and will continue to serve on the indicated committee through the Annual Meeting.
     During fiscal 2005 the Board of Directors held 5 meetings. Each of the current directors, while a member of the Board, attended 75% or more of the meetings of the Board of Directors and any committee of the Board on which such director served during fiscal 2005.
Audit Committee

Members:	Luther T. Griffith, Chairman
Orwin L. Carter, Ph.D.
Richard W. Perkins
     Among other duties, the Audit Committee reviews the scope of the independent audit, considers comments by the independent accountants regarding internal controls and accounting procedures, and considers management’s response to those comments. The Audit Committee is comprised of three directors and operates under a written charter. The Audit Committee charter was amended in August 2004 and a copy of the Audit Committee charter may be found on the Company’s web site at www.lifecore.com under “Investor Info – Corporate Governance.” All of the Audit Committee members meet the independence and experience requirements of the Nasdaq listing standards and the Securities and Exchange Commission. The Board of Directors has identified Luther T. Griffith to be an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held seven meetings during fiscal 2005.
Compensation Committee

Members:	Thomas H. Garrett, Chairman
Joan L. Gardner
Richard W. Perkins
     The Compensation Committee makes recommendations to the Board with respect to executive and key employee compensation. The Compensation Committee operates under a written charter, which was adopted on April 21, 2005 and which may be found on the Company’s web site at www.lifecore.com under “Investor Info – Corporate Governance.” The Compensation Committee is comprised of non-employee directors who meet the independence requirements of the Nasdaq listing standards. The Compensation Committee held one meeting during fiscal 2005.
Governance and Nominating Committee

Members:	John E. Runnells, Chairman
Orwin L. Carter, Ph.D.
Joan L. Gardner
Luther T. Griffith
     The Governance and Nominating Committee makes recommendations to the Board with respect to nominees to serve on the Board of Directors. The Governance and Nominating Committee operates under a written charter, which was adopted in August 2004 and which may be found on the Company’s web site at www.lifecore.com under “Investor Info – Corporate Governance.” All of the Governance and Nominating Committee members meet the independence requirements of the Nasdaq listing standards. The Governance and Nominating Committee held two meetings during fiscal 2005.

     The Governance and Nominating Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. In evaluating a candidate for nomination as a director of the Company, the Governance and Nominating Committee will consider criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Governance and Nominating Committee will consider these criteria for nominees identified by the Nominating Committee, by shareholders, or through some other source.
     The Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by the Company’s shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Governance and Nominating Committee c/o John Runnells at 3515 Lyman Boulevard, Chaska, MN 55318: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.
     The Governance and Nominating Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Nominating Committee. This information is evaluated against the criteria set forth above and the Company’s specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Governance and Nominating Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
     No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting.
Executive Sessions of the Board
     During each regular Board meeting, the Company’s non-employee directors, each of whom meets the independence requirements of the Nasdaq listing standards, meet in executive session without the Chief Executive Officer or any other member of management being present. The Lead Director, who is currently Mr. Runnells, presides at such sessions.
Compensation of Directors
     During fiscal 2005, directors who were not officers of the Company received a monthly retainer of $1,000, a $600 fee for each Board meeting attended and a $300 fee for each committee meeting attended. Additionally, the Chairman of each committee received an annual retainer of $1,000. Effective July 1, 2005, directors who are not officers of the Company will receive a monthly retainer of $1,000, a $1,000 fee for each Board meeting attended, a $500 fee for each telephonic Board meeting attended and a $500 fee for each committee meeting attended. Additionally, the annual committee chairman fees for the Lead Director and Governance Committee Chair, Audit Committee Chair and Compensation Committee Chair will be $5,000, $4,000 and $2,000, respectively.
     The 1996 Stock Plan (the “1996 Plan”) provides for the automatic granting of options to non-employee directors upon election or re-election by the Board or shareholders (provided that the Board may adjust the option granted to any person who has received a stock option from the Company in the preceding three years). Each option covers 30,000 shares and vests over a three-year period. Non-employee directors are also eligible for additional option grants under the 1996 Plan and the 2003 Stock Incentive Plan. Pursuant to the automatic grant feature of the 1996 Plan, Mr. Perkins was granted an option to purchase 30,000 shares at an exercise price of $11.78 per share on November 11, 2004. Additionally, Mr. Griffith was granted an option to purchase 30,000 shares at an exercise price of $9.63 per share on November 4, 2004 upon being named a director of the Company.

Policy Regarding Attendance at Annual Meetings
     The Company encourages, but does not require, its Board members to attend the annual meeting of shareholders. Last year, three of the Company’s directors attended the Annual Meeting of Shareholders.
Shareholder Communication with Directors
     Shareholders may communicate with the Company’s Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to: Lifecore Biomedical, Inc., c/o Secretary 3515 Lyman Boulevard, Chaska, MN 55318. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
Code of Business Conduct and Ethics
     The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) which applies to the Company’s directors, officers and employees. The Code of Ethics is published on the Company’s website at www.lifecore.com under “Investor Info – Corporate Governance.” Any amendments to the Code of Ethics and waivers of the Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller will be published on the Company’s website.
EXECUTIVE COMPENSATION
Report of the Compensation Committee
     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors, currently consisting of Mr. Garrett (Chairman), Ms. Gardner and Mr. Perkins. The Compensation Committee is responsible for approving and recommending to the Board of Directors all short and long-term compensation plans for the executive officers of the Company and the Board of Directors and for administering the Company’s stock option plans. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board.
     Set forth below is a report submitted by Mr. Garrett, Ms. Gardner and Mr. Perkins in their capacity as the Board’s Compensation Committee (the “Committee”), addressing the Company’s compensation policies for fiscal 2005 as they affected the Company’s executive officers generally, and specifically as they affected Mr. Allingham, the Company’s Chief Executive Officer, and Messrs. Decarie, Hiebert, Noel and Thacker, the Company’s other executive officers whose cash compensation exceeded $100,000 during fiscal 2005.
     The Committee, under the direction of the Board of Directors, engaged an outside compensation consulting firm to obtain recommendations on executive compensation, executive bonus plans, and executive stock option plans. The recommendations provided by the compensation consultants were utilized by the Committee and the Board of Directors in setting executive compensation for fiscal 2005.
     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.
Compensation Policies Toward Executive Officers
     The Company’s executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses. Each of these elements is discussed below:

     Base Salaries. In determining the base salaries of each executive officer, the Company has utilized the report by the compensation consultants, compensation surveys and has considered performance against defined goals and longevity with the Company. Mr. Allingham’s compensation is discussed below under “Chief Executive Officer Compensation.”
     Stock Options. During fiscal 2005, the only executive officer that the Company granted any stock options to was Mr. Thacker.
     Restricted Stock. During fiscal 2005, the Company granted 60,000 restricted common stock awards to its officers. 50,000 of the shares were awarded at a price of $9.30 and 6,667 of those shares were forfeited during the year ended June 30, 2005. 10,000 of the shares were awarded at a price of $10.79. The restricted shares will vest at the earlier of four years from the date of issuance or upon achievement of financial performance criteria for fiscal years 2005, 2006 and 2007. The Company achieved the financial performance criteria in fiscal 2005, and as a result, 20,000 shares vested. The employee forfeits unvested shares upon the termination of employment prior to the end of the vesting period.
     Cash Bonuses. During fiscal 2005, the Company achieved certain financial targets for revenues and profitability, which in turn qualified the Company’s executives for a cash bonus as set forth in the Summary Compensation Table. Bonuses were also paid during 2004 and 2003 based on the achievement of certain financial targets for revenue and other non-financial objectives. No other cash bonuses have been paid to any of the Company’s executive officers during the past five fiscal years.
     In addition to the compensation described above, the Company allows its executives to participate in other broad-based employee benefit plans, such as the Company’s 401(k). The 401(k) plan provides for a Company match of 25% on up to the first four percent contributed by the employee. Effective October 1, 2005 the Company match will increase to 50% on up to the first four percent contributed by the employee.
     There is a $1 million limit on the deductibility of certain compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code. The 1996 Stock Plan and the 2003 Stock Incentive Plan contain limitations on the number of stock options that may be granted to any person in any fiscal year. These limitations are intended to preserve the Company’s federal tax deduction for compensation expense related to stock options that may be granted to executive officers under these plans. Given the Company’s current levels of cash compensation, the Committee does not believe it will be necessary to take any other action to qualify the Company’s compensation programs under Section 162(m) in the foreseeable future; however, the Committee will continue to evaluate whether any future action is appropriate.
Chief Executive Officer Compensation
     The compensation of Mr. Allingham, the Company’s Chief Executive Officer, is set by and subject to the discretion of the Committee, with approval of the Board of Directors. In determining the base salary, the Committee has utilized the report by the compensation consultants, compensation surveys and has considered performance against defined goals and longevity with the Company. Mr. Allingham’s salary was $285,000 for fiscal 2005, which the Committee believes is competitive with other salaries of chief executive officers in the industry. Mr. Allingham also received 20,000 shares of restricted stock of the Company in fiscal 2005. The Committee believes these grants are comparable to opportunities that would be available elsewhere in the industry.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Thomas H. Garrett, Chairman Joan L. Gardner Richard W. Perkins

Summary Compensation Table
     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and each of the Company’s other executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 2005.

				Long-Term
				Compensation
	Fiscal	Annual Compensation		Restricted	Stock
Name and Principal Position	Year	Salary	Bonus	Stock (1)	Options (2)
Dennis J. Allingham	2005	289,802	108,300	186,000	—
President and Chief	2004	243,720	41,250	—	105,000
Executive Officer	2003	201,907	5,000	—	3,500

Andre P. Decarie (3)	2005	176,266	61,250	93,000	—
Vice President of Sales	2004	172,377	24,500	—	35,000
and Marketing — ORD	2003	153,192	3,875	—	2,500

David M. Noel	2005	136,635	49,950	93,000	—
Vice President of Finance and	2004	113,073	19,500	—	60,000
Chief Financial Officer	2003	103,292	—	—	1,000

Larry D. Hiebert	2005	136,743	51,300	93,000	—
Vice President of Operations	2004	119,421	19,500	—	60,000
	2003	111,908	—	—	1,000

Kipling Thacker, Ph.D.	2005	119,784	46,800	107,900	30,000
Vice President of New Business	2004	102,974	21,161	—	2,000
Development	2003	103,260	5,800	—	—

(1)	The value of each executive officer’s restricted stock included in this column is determined by multiplying the closing market price of the Company’s common stock on the respective dates of grant of the awards by the number of shares awarded. The named executive officers held shares of restricted stock as of June 30, 2005, with market values as of that date (calculated by multiplying the closing market price of the Company’s common stock on that date by the total number of restricted shares held by each officer) as follows: Mr. Allingham, 20,000 shares valued at $218,200; Mr. Decarie, 10,000 shares valued at $109,100; Mr. Noel, 10,000 shares valued at $109,100; Mr. Hiebert, 10,000 shares valued at $109,100; and Mr. Thacker, 10,000 shares valued at $109,100. The restricted shares will vest at the earlier of four years from the date of issuance or upon achievement of financial performance criteria for fiscal years 2005, 2006 and 2007. The executive officers have the right to receive dividends on the shares of restricted stock held by them.

(2)	Number of shares of common stock purchasable under option grants.

(3)	Mr. Decarie left the Company in July 2005.

Option Grants In Last Fiscal Year
     The following table summarizes option grants during fiscal 2005 to the executive officers named in the Summary Compensation Table.

						Potential Realizable Value
			% of Total			at Assumed Annual Rates
			Options	Exercise		of Stock Price
			Granted to	or Base		Appreciation of Option
	Options		Employees	Price Per	Expiration	Term (4)
Name	Granted		in Last Year	Share (2)	Date (3)	5%	10%
Kipling Thacker, Ph.D.	30,000	(1)	15.9%	$10.790	1/7/2015	$203,573	$515,894

(1)	Fully vested and exercisable on date of grant.

(2)	All options were granted at the market value of the Company’s common stock based upon the last reported price on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3)	All options have a ten-year term, subject to termination of employment.

(4)	Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregate Option Exercises In Last Fiscal Year And Year-End Option Values
     The following table summarizes stock option exercises during the last fiscal year and the value of unexercised options held by the executive officers named in the Summary Compensation Table at the end of fiscal 2005.

	Shares				Value of Unexercised
	Acquired		Number of Unexercised		in-the-Money Options at
	on	Value	Options at Year-End		Year-End (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis J. Allingham	—	$—	352,750	1,750	$910,195	$5,285
David M. Noel	—	—	41,750	24,250	178,351	66,851
Andre P. Decarie	5,000	57,500	95,000	15,000	381,600	37,125
Larry D. Hiebert	—	—	66,300	23,250	215,152	65,029
Kipling Thacker, Ph.D.	—	—	53,050	3,000	26,388	10,320

(1)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)	The closing price for the Company’s common stock on June 30, 2005 was $10.91. Value is calculated on the basis of the difference between the option exercise price and $10.91 multiplied by the number of shares of common stock underlying the options.
Change in Control, Employment and Separation Agreements
     Change in Control Agreements
     Each of the Company’s current executive officers named in the Summary Compensation Table is a party to a change in control agreement with the Company designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of the Company (as “change in control” is defined in the agreements). The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without “cause” (as defined in the agreements) or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change in control. In these circumstances, Mr. Allingham will receive a severance payment equal to two times his annual salary and annual bonus, and Messrs. Hiebert, Noel and Thacker will each receive a severance payment equal to the executive officer’s annual salary and annual bonus. In addition, the Company will continue to provide certain benefits to the executive officers for two years following termination, and all options and incentive awards granted to the executive officers under the Company’s plans will become immediately exercisable or vested.
     Separation Agreement
     On May 10, 2005, the Company entered into a Separation Agreement with Andre P. Decarie, Vice President of Sales and Marketing of the Oral Restorative Division of the Company. Pursuant to the agreement, Mr. Decarie’s employment as Vice President of Sales and Marketing of the Oral Restorative Division of the Company ended effective as of July 1, 2005. The agreement provides that Mr. Decarie will receive his then current base salary through June 30, 2006, and the Company will continue to pay the Company’s portion of Mr. Decarie’s COBRA continuation health coverage through June 30, 2006. Mr. Decarie agreed to release the Company and its affiliates from all liability for claims arising prior to the execution of the agreement.

STOCK PRICE PERFORMANCE GRAPH
     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock during the five years ended June 30, 2005 with the cumulative total return on: (i) the Nasdaq Stock Market Index (U.S. Companies) and (ii) the General Nasdaq Medical Device Manufacturing Index. The comparison assumes that $100 was invested on June 30, 2000 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Lifecore Biomedical, Inc.	$100.00	$63.49	$144.00	$71.87	$77.97	$138.53
Nasdaq Medical Device Mfg. Index	100.00	115.01	104.89	113.05	162.25	163.12
Nasdaq Market Index	100.00	55.38	37.56	41.77	53.12	53.07
AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO ACCOUNTANTS
Report of the Audit Committee
     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2005.
     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.
     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent certified public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Company, has discussed with Grant Thornton LLP their independence from the Company, and has considered the compatibility of non-audit services with the accountant’s independence.
     The Audit Committee acts pursuant to the Audit Committee Charter. The Audit Committee Charter was amended by the Board of Directors in August 2004 to be in compliance with all provision of the Sarbanes-Oxley Act of 2002 and Nasdaq requirements. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of Nasdaq.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Luther T. Griffith, Chairman Orwin L. Carter Richard W. Perkins

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees
     The following table presents fees billed for professional services rendered for the audit of the Company’s annual financial statements for 2005 and 2004 and fees billed for other services provided by the Company’s independent public accountants in each of the last two fiscal years:

	2005	2004
Audit Fees (1)	$81,600	$63,000
Audit-Related Fees (2)	140,000	—
Tax Fees (3)	55,000	15,000
All Other Fees (4)	21,600	30,000

(1)	Audit fees consisted of audit work performed in preparation of the Company’s annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal years 2005 and 2004.

(2)	Audit-Related Fees consisted of fees related to Sarbanes-Oxley compliance.

(3)	Tax fees consisted of fees related to federal and state income tax return preparation and tax planning and tax advice related to the Company’s stock option plans.

(4)	Other fees consisted of fees related to the audit of the Company’s 401K Plan and other financial consulting services.
     The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP during the last fiscal year are compatible with maintaining Grant Thornton LLP’s independence and has concluded that they are.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by the Company’s Independent Accountants
     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountants. The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent accountant in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent accountants and an annual review of the financial plan for audit fees.
     To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by the independent accountants and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent accountants during the year.

     As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by the Company’s Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent accountants.
     All of the services provided by the independent accountants in fiscal 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.
PROPOSAL 2 — AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION
AND BYLAWS TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE
     The Company’s Amended and Restated Articles of Incorporation (Articles VI and VIII) and Amended Bylaws (Articles II, Section II, and Article VIII) currently provide for the classification of the Board of Directors into three classes, with each class being elected every three years, and contain provisions relating to such classification concerning the filling of director vacancies and the removal of directors. The Board of Directors has determined that the Amended and Restated Articles of Incorporation and Amended Bylaws should be amended to repeal these provisions and to make certain conforming changes as appropriate and has unanimously adopted resolutions approving such amendments, declaring their advisability and recommending such amendments to the Company’s shareholders.
     If the proposed amendments are approved by the Company’s shareholders, the classified Board structure will be eliminated, the current term of office of each director will end at the 2006 Annual Meeting of Shareholders, and all directors will thereafter be elected for one-year terms at each Annual Meeting of Shareholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Shareholders.
     If the proposed amendments are not approved by shareholders, the Board of Directors will remain classified, and the four directors elected at the Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier retirement, resignation, removal or death.
     A classified board of directors has the effect of making it more difficult for a substantial shareholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests. A classified board of directors also makes it more difficult for shareholders to change a majority of directors even where a majority of shareholders are dissatisfied with the performance of incumbent directors. Many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies.
     The Board of Directors examined the arguments for and against continuation of the classified Board and determined that the classified Board should be eliminated. The Board believes that all directors should be equally accountable at all times for the Company’s performance and that the will of the majority of shareholders should not be impeded by a classified board. The proposed amendment will allow shareholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board’s membership and the Company’s policies and long-term strategic planning should not be affected.
     The affirmative vote of shareholders holding at least two-thirds of the shares of the Company’s common stock issued and outstanding and entitled to vote as of the record date is required for approval of this proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against this proposal.

     The proposed amendments to the Company’s Amended and Restated Articles of Incorporation and Amended Bylaws are set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by the requisite vote of shareholders as set forth above, Articles of Amendment to the Amended and Restated Articles of Incorporation will be filed with the State of Minnesota. The proposed amendments to the Amended Bylaws will become effective upon shareholder approval of this proposal.
     The Board of Directors recommends that the shareholders vote “FOR” the proposal to amend the Amended and Restated Articles of Incorporation and Amended Bylaws to eliminate the classification of the Board of Directors, and the enclosed proxy will be so voted unless a contrary vote is indicated.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     While the Company is not required to do so, the Company is submitting the appointment of Grant Thornton LLP to serve as the Company’s independent public accountant for the fiscal year ending June 30, 2006 for ratification in order to ascertain the views of the Company’s shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent public accountant, may in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s shareholders.
     Grant Thornton LLP has been the Company’s independent accountant since 1983. The Board of Directors has recommended that the shareholders ratify the reappointment of Grant Thornton LLP as the Company’s independent accountant for the fiscal year ending June 30, 2006.
     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. Such representative will be given the opportunity to make a statement at the Annual Meeting and will be available to answer any appropriate questions.
     The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent accountant for the fiscal year ending June 30, 2006, and the enclosed proxy will be so voted unless a contrary vote is indicated.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
     The proxy rules of the Securities and Exchange Commission permit shareholders to include proposals for shareholder action in the Company’s proxy statement if notification of such proposals is received by the Company not less than 120 days in advance of the calendar date the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting. Therefore, notice of shareholder proposals to be included in the proxy statement for the Company’s annual meeting for fiscal year ending June 30, 2006 must be received by the Company before June 21, 2006. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.
     The Company’s Bylaws also provide that shareholders may present proposals for shareholder action, which will not be included in the Company’s proxy statement but may be considered at the annual meeting, by giving notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to the conduct of such business at an annual meeting must contain certain information about such business and the shareholder who proposes to bring such business before the annual meeting, the reasons for conducting such business at the annual meeting, the name and address of such shareholder, and any material interest of such shareholder in the business he or she proposes. The Company’s annual meeting for the fiscal year ending June 30, 2006 is expected to be held on or about November 16, 2006.

OTHER MATTERS
     The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event additional matters should be presented.
     The Annual Report of the Company which includes the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, including the consolidated financial statements and schedule thereto, as filed with the Securities and Exchange Commission, is enclosed herewith.

By order of the Board of Directors,
/s/ Dennis J. Allingham

Dennis J. Allingham President, CEO and Secretary

October 19, 2005

APPENDIX A
PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
AND THE AMENDED BYLAWS OF LIFECORE BIOMEDICAL, INC.
TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD
The text of the proposed amendments is marked to reflect the proposed changes.
Amended and Restated Articles of Incorporation
     Article VI of the Amended and Restated Articles of Incorporation is amended to read as follows:
VI.
     Section 1. The management and conduct of the business and affairs of the corporation shall be vested in a Board of Directors which shall consist of such number of directors, not less than three, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.
     Section 2. ~~The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. Each class~~Each of the directors shall hold office ~~for a three-year term~~until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors ~~with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible~~. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     Section 3. ~~Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class.Section 4.~~ The Board of Directors shall have the authority to accept or reject subscriptions for capital stock and may grant options to purchase or subscribe for capital stock. The Board of Directors shall, from time to time, fix and determine the consideration for which the corporation shall issue and sell its capital stock, and also the dividends to be paid by the corporation upon the capital stock. The Board of Directors shall have authority to fix the terms and conditions of rights to convert any securities of this corporation into shares and to authorize the issuance of such conversion rights.
     Section ~~5.~~4. The Board of Directors shall have the authority to issue bonds, debentures or other securities convertible into capital stock or other securities of any class, or bearer warrants or other evidences of optional rights to purchase and/or subscribe to capital stock or other securities of any class, upon such terms, in such manner, and under such conditions as may be fixed by resolution of the board prior to the issue thereof.
     Section ~~6.~~5. The Board of Directors shall have the authority to make and alter the Bylaws, subject to the power of the shareholders to change or repeal the Bylaws.

     Section ~~7.~~6. A quorum for any meeting of shareholders to transact business of this corporation, except as otherwise specifically provided herein or by law, shall be the presence in person or by proxy of the holders of twenty percent (20%) of the shares of Voting Stock of the corporation outstanding and of record on the record date set for such meeting.
     Section ~~8. Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, shall be required to alter, amend or repeal this Article VI.Section 9.~~7. The term “Voting Stock” as used in this Article shall mean all authorized and issued capital stock of this corporation entitled to vote generally in the election of directors of the corporation.
     Article VIII of the Amended and Restated Articles of Incorporation is amended to read as follows:
VIII.
     ~~Except as otherwise provided in Article VI, any~~Any provisions contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote.
Amended Bylaws
     Article II, Section 2, of the Amended Bylaws is amended to read as follows:
SECTION 2.
     (a) The Board of Directors shall consist of such number of directors, not less than three, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.
     (b) ~~The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. Each class~~Each of the directors shall hold office ~~for a three-year term~~until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors ~~with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible~~. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     ~~(c) Any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of all the outstanding shares of voting stock (as defined in Article VI of the Corporation’s Articles of Incorporation), voting together as a single class.~~
     ~~(d)~~ (c) In the event that the Board of Directors increases the number of directors or fills a vacancy on the Board in accordance with the provisions of paragraph (b) of this Section 2, the Board of Directors shall give written notice to the shareholders of the Corporation of any increase in the number of directors and of pertinent information regarding any director so elected by the Board to fill a vacancy. Such written notice shall be effected by inclusion of such information in the next mailing to shareholders of the Corporation following any such increase in the number of directors or election of a director to fill a vacancy by the Board.

     Article VIII of the Amended Bylaws is amended to read as follows:
     SECTION 1. The Board of Directors may alter or amend these Bylaws and may make or adopt additional Bylaws subject to the power of the shareholders to change or repeal the Bylaws~~, except that the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications or term of office, or reducing their number~~.
     SECTION 2. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose~~, except as may be provided by Article VI or any other provisions of the Articles of Incorporation of the Corporation~~.

LIFECORE BIOMEDICAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 17, 2005

Lifecore Biomedical, Inc.

3515 Lyman Boulevard, Chaska, Minnesota 55318	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 17, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

The undersigned hereby appoints Dennis J. Allingham and David M. Noel, and each of them, as proxies, with full power of substitution to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Lifecore Biomedical, Inc., to be held in Minneapolis, MN on November 17, 2005 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

See reverse for voting instructions.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Dennis J. Allingham 02 Joan L. Gardner	03 Thomas H. Garrett 04 John E. Runnells	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend the Company’s Amended and Restated Articles of Incorporation and Amended Bylaws to eliminate the classified Board structure.	☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify and approve the appointment of Grant Thornton LLP as independent certified public accountants of the Company for the current fiscal year ending June 30, 2006.	☐ For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Dated: , 2005
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.